Exhibit 10.39

FEE AND INDEMNITY AGREEMENT

        This Fee Agreement (this “Agreement”) is made as of April 15, 2005 (the “Closing Date”), by and between Wilmington Trust Company, a Delaware banking corporation (“Wilmington Trust”), and EBS Liquidating Trust, a Delaware statutory trust (the “Trust”).

W I T N E S S E T H

        WHEREAS, pursuant to a Trust Agreement, dated as of April 15, 2005 (the “Trust Agreement”), between among EBS Building L.L.C., FTI Consulting Inc. and Wilmington Trust, Wilmington Trust will act as resident trustee (the “Trustee”) of the Trust;

        WHEREAS, pursuant to Section 5.2 of the Trust Agreement, Wilmington Trust is entitled to compensation for its services as Trustee;

        WHEREAS, Wilmington Trust and the Trust desire to set forth with greater particularity the specific agreement as to the compensation owing to Wilmington Trust pursuant to the Trust Agreement;

        NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows.

        1.     The compensation due and owing to Wilmington Trust pursuant to Section 5.2 of the Trust Agreement shall be as follows:

a.	Initial Fee:	$ 3,500.00
b.	Annual Administration Fee (paid annually in advance):	$ 2,500.00
c.	Closing Attendance Fee: (ONLY IF INCURRED)	$ 2,000.00

        (The Closing Attendance Fee is payable only if incurred. Such fee is incurred for attendance by a representative of Wilmington Trust at closing. For closings other than in New York City or Washington D.C., additional expenses may apply.)

d.	Tax Preparation Fee: (ONLY IF INCURRED)	to be determined
e.	Wire charge (per transfer): (ONLY IF INCURRED):
Outgoing: $25.00
Incoming: $10.00
*Transfers made by associate banks may result in additional wire charges.
f.	Statutory Trust Cancellation Fee:	$ 1,000.00

The Statutory Trust Cancellation Fee will be imposed if the trust is a statutory trust requiring cancellation of the certificate of trust with the Delaware Secretary of State's Office. The Statutory Trust Cancellation Fee includes expenses in connection with the preparation and filing of the certificate of cancellation with the Delaware Secretary of State's Office. If the transaction terminates in a manner that involves participation by counsel, legal fees and expenses in connection with the cancellation are additional and billed separately.

g.	Extraordinary Termination Fee:	$ 3,000.00

(Wilmington Trust reserves the right to charge a fee (the "Termination Fee" as referenced above) relating to the termination of the Trust and the final distribution of the property held by the Trust. The Termination Fee will be imposed if the transaction terminates in a manner other than as outlined in the transaction documents and, as a result, such termination involves extraordinary involvement by Wilmington Trust. Expenses in connection with the preparation and filing of a certificate of cancellation with the Delaware Secretary of State's Office are additional and billed separately.)

        2.      In the event of a substantive change in the nature of the Trustee's duties, and in any event after the expiration of three years from the Closing Date, Wilmington Trust reserves the right to adjust its fees. Such fees to be agreed between the parties hereto.

        3.      Wilmington Trust requires that the Initial Fee, the first year's Annual Administration Fee and the Closing Attendance Fee (if incurred) be paid on the Closing Date by wire transfer per the following wire transfer instructions:

Wilmington Trust Company
Wilmington, Delaware
ABA No. 031100092
For credit to the account of
Corporate Trust Administration - Income Account
Account No. 069934-000
Attn: Joseph B. Feil
Reference: Trustee Fees and Expenses
Transaction Name: EBS Liquidating Trust

Thereafter, the Annual Administration Fee is due and payable as contemplated in Section 1(b). All fees are non-refundable and will not be pro rated in the event of an early termination of the Trust.

        4.      Out of pocket expenses (including outside counsel’s fees and expenses in connection with the closing and in connection with any post-closing matters) are additional and are billed separately. Details with respect to counsel fees are coordinated separately with counsel.

        5.      Invoices should be sent to the Trust at its address set forth below, or at such other address as such party shall hereafter furnish in writing:

EBS Liquidating Trust

c/o FTI Consulting 1201 W. Peachtree St., Suite 500 Atlanta, GA 30309 Attn: Keith F. Cooper Phone: (404) 460-6265 Facsimile: (404) 460-6230 E-mail: keith.cooper@fticonsulting.com

        6.      This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same Agreement.

        7.      No waiver, modification or amendment of this Agreement shall be valid unless executed in writing by the parties hereto.

        8.      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

        9.      Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Trust Agreement.

        10.      In the exercise or administration of its obligations under the Trust Agreement, Wilmington Trust (a) may, at the expense of the Trust, consult with counsel, accountants, advisors, agents and other experts and shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such person and (b) may act directly or, at the expense of the Trust, through agents or attorneys, and Wilmington Trust shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected in good faith.

        11.      To the extent not otherwise paid to Wilmington Trust by any other person within 30 days of a request for payment thereof, the Trust hereby agrees to (a) compensate Wilmington Trust for its services hereunder as set forth herein, (b) reimburse Wilmington Trust for all reasonable expenses (including reasonable fees and expenses of counsel, agents and other experts) and (c) indemnify, defend and hold harmless Wilmington Trust, and any of the officers, directors, employees and agents of Wilmington Trust (collectively, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including reasonable fees and expenses of its counsel, agents and other experts), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Person with respect to the performance of the Trust Agreement, the creation, operation or termination of the obligations and rights thereunder or the transactions contemplated thereby, except to the extent that such Expenses arise out of or result from (i) Wilmington Trust’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of Wilmington Trust’s representations or warranties contained in the Trust Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by Wilmington Trust for acting as Trustee, and (iv) Wilmington Trust’s failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms of the Trust

Agreement. The indemnity in this Fee Agreement shall survive the resignation or removal of Wilmington Trust as Trustee and the termination of the Trust Agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Fee Agreement to be executed by their duly authorized officers effective as of the day first above written.

WILMINGTON TRUST COMPANY

By:	/s/ Michael W. Diaz
Name: Michael W. Diaz Title: Authorized Signer

EBS LIQUIDATING TRUST

By:	FTI Consulting, Inc., as administrator

By:	/s/ Keith F. Cooper
Name: Keith F. Cooper Title: Senior Managing Director

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